UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 29, 2007

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Bonuses

On January 29, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Nuvelo, Inc. approved the bonuses for Nuvelo’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K) for fiscal year 2006. The bonuses awarded are weighted and based upon internal targets as determined by the Committee. For the 2006 fiscal year, the target bonus for Nuvelo’s Chief Executive Officer was 40% of his base salary, and for officers at the senior vice president level the target bonus was 35% of their base. The Committee is vested with the authority and discretion to increase or decrease the size of the bonus pool and actual bonus amounts based on its review of each individual’s performance and achievement of corporate goals. The Committee determined that for the 2006 fiscal year the bonus pool would be funded at 92% of its target level and the named executive officers would be awarded bonuses at between 100% and 140% of their target levels, after taking into account the 92% funding of the bonus pool.

The 2006 bonuses to Nuvelo’s named executive officers are as follows:

Ted W. Love, M.D., Chairman and Chief Executive Officer:	$289,248

Michael D. Levy, M.D., Senior Vice President, Research and Development:	$184,828

H. Ward Wolff, Senior Vice President, Finance, and Chief Financial Officer:	$50,313

Lee Bendekgey, Senior Vice President and General Counsel:	$126,449

Nuvelo will provide additional information regarding the compensation paid to its executive officers for the 2006 fiscal year in its Proxy Statement for the 2007 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc.
(Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President and General Counsel

Dated: February 2, 2007